EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 30, 2010, relating to the financial statements and financial statement schedule of Rofin-Sinar Technologies, Inc., and the effectiveness of Rofin-Sinar Technologies, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Rofin-Sinar Technologies Inc. for the year ended September 30, 2010.

/s/ Deloitte & Touche LLP
Detroit, Michigan
May 10, 2011